                                  4HEALTH, INC.

                         NON-NEGOTIABLE PROMISSORY NOTE

$_____________                                             _____________, 1997

      FOR VALUE RECEIVED, 4Health, Inc., a Utah corporation ("Maker"), promises to pay to [Charles Paz] [Roy Dahlen] [Ken Bodger] an individual resident at _____________ ("Payee"), in lawful money of the United States of America, the principal sum of _______________ Dollars ($_____________), together with interest in arrears on the unpaid principal balance at an annual rate equal to _____%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

      1.   PAYMENTS

      1.1  PRINCIPAL AND INTEREST

      The principal amount of this Note shall be due and payable in twenty-four (24) equal consecutive monthly installments of principal and interest in the amount of $___________ commencing on the first day of the calendar month immediately following the Closing (as defined in the Agreement and Plan of Merger dated the date hereof among Maker, Irwin Naturals and Klee Irwin), and on the first day of each month thereafter until paid in full. Interest on the unpaid principal balance of this Note shall be due and payable monthly, together with each payment of principal.

      1.2  MANNER OF PAYMENT

      All payments of principal and interest on this Note shall be made by check at Payee's address as set forth above or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

      1.3  PREPAYMENT

      Maker may at any time prepay all of the outstanding balance due under this Note. Any such prepayment shall be an amount equal to the aggregate amount of the remaining unpaid monthly installments due hereunder.

      2.   DEFAULTS

      2.1  EVENTS OF DEFAULT

      The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

      (a) If Maker shall fail to pay when due any installment payment on this Note and such failure continues for fifteen (15) days after Payee notifies Maker thereof in writing.

      (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

      (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or
(iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

       2.2  NOTICE BY MAKER

       Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

       2.3  REMEDIES

       Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid balance of this Note immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. The parties agree that upon an Event of Default Maker shall pay to Payee, as liquidated damages, and not as a penalty, the aggregate amount of the unpaid installments then owed hereunder, plus all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees. If final judgment shall have been rendered by a court of competent jurisdiction with respect to any amount due hereunder, then from and after the date of such judgment, any such overdue amount shall bear interest at a PER ANNUM rate equal to the lesser of the amount declared by such court to be applicable hereto or 6% until the date of payment.

      3.   MISCELLANEOUS

      3.1  WAIVER

      The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

      2.3  NOTICES

      All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by air courier, or mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by facsimile transmission to the telecopier number specified below (to be followed promptly by personal or air courier delivery or mailing as hereinafter provided):

      (a)  If to Maker, to:

           4Health, Inc.
           10549 West Jefferson Blvd.
           Culver City, California  90232
           Attn:  Klee Irwin, President
           Facsimile Number:  (310) 202-9454
      with copy to:

           Satterlee Stephens Burke & Burke LLP
           230 Park Avenue, Suite 1130
           New York, New York  10169
           Attn:  Peter A. Basilevsky, Esq.
           Facsimile Number:  (212) 818-9606

      and

           Gay L. Harwin, Esq.
           10940 Wilshire Boulevard
           Suite 1600
           Los Angeles, California  90024
           Facsimile Number:  (310) 443-4121

      (b)  If to Payee, to his address as set forth above.


      3.3  SEVERABILITY

      If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      3.4  GOVERNING LAW

      This Note will be governed by the laws of the State of California without regard to conflicts of laws principles.

      3.5  PARTIES IN INTEREST

      This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

      3.6  SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

      All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

      IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                         4HEALTH, INC.

                         By:
                            -----------------------
                              Klee Irwin, President